UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

NeuMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 601-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Appointment of Peter Adderton as Chief Executive Officer; Related Digital Turbine Asset Purchase.  On December 28, 2011, NeuMedia, Inc., a Delaware corporation (the “Company”), entered into an employment agreement with Peter Adderton, its new Chief Executive Officer and director. In connection with Mr. Adderton’s employment with the Company, the Company also acquired Digital Turbine Group, LLC, a California limited liability company (“Digital Turbine”).

Mr. Adderton, 45, is currently Chief Executive Officer of Agency 3.0, LLC, a digital marketing services company, where he leads the company’s consulting and advisory services practice focusing on mobile and wireless clients.  From March 2010 to present, Mr. Adderton has served as one of the founders and Managers of Digital Turbine, LLC.  In early 2004, Mr. Adderton founded Amp’d Mobile, Inc. for which he served as Chief Executive Officer from 2004 to 2007.  In 2000, Mr. Adderton founded Boost Mobile, subsequently acquired by Sprint-Nextel, where he served as Chief Executive Officer from 2000 to 2003. Mr. Adderton is currently a director of Skycrest Ventures LLC, Agency 3.0 Inc. and Boost Mobile PTY Limited.

Mr. Adderton’s employment agreement provides for a one-year term and an annual salary of $450,000, half of which will be deferred unless certain debt and/or equity financings are consummated. Mr. Adderton is eligible to receive a special incentive bonus  if certain debt and/or equity finances are consummated, and is also eligible to receive an annual cash bonus  based on the satisfaction of performance-related milestones to be agreed upon between Mr. Adderton and the Company’s board of directors. Mr. Adderton also received a grant of 9,037,500 shares  of restricted common stock of the Company, par value $0.0001 per share (“Common Stock”), that vest in three equal tranches upon the occurrence of the following events: (i) one or more debt or equity financings during the two years following the date of the agreement (the “Measurement Period”) in favor of the Company of gross proceeds of at least $5 million; (ii) the Company’s achievement on any date during the Measurement Period of a total enterprise value (computed by multiplying the number of outstanding shares of Common Stock on a fully diluted (taking into account only those stock options that are in-the-money on such date), as-converted basis by the average daily trading price for Common Stock for the 30-trading day period immediately preceding the date of determination) of $100 million or more; and (iii) the Company’s achievement on any date during the Measurement Period of a total enterprise value (calculated as set forth in clause (ii) above) of $200 million or more; provided, however, that all unvested shares of restricted Common Stock shall vest immediately upon the sale of all or substantially all of the assets of the Company, upon the merger or reorganization of the Company following which the equity holders of the Company immediately prior to the consummation of such merger or reorganization collectively own less than 50% of the voting power of the resulting entity, or upon the sale of equity securities of the Company representing 50% or more of the voting power of the Company or 50% or more of the economic interest in the Company in a single transaction or in a series of related transactions. Mr. Adderton is also entitled to receive additional performance bonuses, in cash or shares of Common Stock at Mr. Adderton’s election, upon the Company’s achievement of certain further total enterprise values. As a result of the Financing described below, one-third of the shares of restricted Common Stock issued to Mr. Adderton have vested as of the date hereof. All of Mr. Adderton’s shares of restricted Common Stock are subject to a one-year prohibition on transfer from the applicable vesting date.

The foregoing is a summary of the material terms of Mr. Adderton’s employment agreement and does not purport to be a complete description of the terms thereof. Accordingly, the foregoing description of Mr. Adderton’s employment agreement is qualified in its entirety by reference to the full text of Mr. Adderton’s employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with Mr. Adderton’s employment with the Company, Digital Turbine, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, entered into an asset purchase agreement, dated as of December 28, 2011 (the “Asset Purchase Agreement”), with Digital Turbine and Mr. Adderton and Fred Goldring, the sole members of Digital Turbine, to acquire substantially all of the assets of Digital Turbine in exchange for the issuance of 50,000 shares of Common Stock to Digital Turbine. The number of shares of Common Stock issued to Digital Turbine was determined by negotiation between Messrs. Adderton and Goldring and the Company, and was based on the fair market value of the purchased assets and the expected future value of the issued shares. Digital Turbine is a multimedia management technology company, the assets of which consist primarily of intellectual property and licenses related to mobile browser technology. The transactions contemplated by the Asset Purchase Agreement closed simultaneously with the signing of the agreement.

Peter Adderton has served as the interim Chief Executive Officer of the Company since July 15, 2011, and Fred Goldring is currently a member of the Company’s Advisory Board. In connection with the transactions contemplated by the Asset Purchase Agreement, in addition to Mr. Adderton’s appointment as the Chief Executive Officer and director of the Company, Mr. Goldring has agreed to provide certain consulting services to the Company.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, the Company granted approximately 3,500,000 shares of restricted Common Stock to certain creditors, consultants, employees and partners of Digital Turbine, each of which entered into a restricted stock agreement with the Company (each, a “Holder”). Pursuant to the terms of the restricted stock agreements, the shares of restricted Common Stock vest upon the occurrence of the same events set forth in Mr. Adderton’s employment agreement described above. Each share of restricted Common Stock is subject to a one-year restriction on transfer following the vesting of such share.

The foregoing is a summary of the material terms of the Asset Purchase Agreement and does not purport to be a complete description of the terms thereof. Accordingly, the foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Convertible Note Financings.  On December 29, 2011, the Company completed a convertible note financing (the “Financing”) with an institutional accredited investor (the “Investor”).  The Company issued the Investor an unsecured subordinated convertible note (the “Note”) in the principal amount of $7,000,000.

Effective December 29, 2011, the Company completed an additional convertible note financing (the “Debt Conversion Financing”, and together, with the  Financing, collectively, the “Convertible Note Financings”) with the holder (the “Noteholder”) of a senior subordinated secured note due June 21, 2013 issued by the Company (the “Existing Note”).  The Noteholder exchanged $3,000,000 principal amount of the Existing Note for an unsecured subordinated convertible note in the principal amount of $3,000,000 (the “Conversion Note”, and, together with the Note, collectively, the “Convertible Notes”). The term of the remaining portion of the Existing Note was extended to June 21, 2015.

The Convertible Notes bear interest at an annual interest rate of 3%, which shall accrue daily based on a 360-day year and be added to the principal.  The Convertible Notes shall mature on the earlier of (x) the date of the Company’s next equity financing round (the “Next Round Financing”) and (y) the date that is one year following the date of the Convertible Note (the “Maturity Date”).  The Convertible Notes shall automatically convert into shares of Common Stock on the Maturity Date at a conversion price equal to (x) if in connection with a Next Round Financing, a 25% discount to the actual or implied stock price in such Next Round Financing, or (y) if the Company does not complete the Next Round Financing within one year of the date of the Convertible Note, at 75% of the average trading price of the Common Stock for the 30-day period immediately prior to conversion (the “Conversion Price”).  In no event shall the Conversion Price be less than $0.50.  The Convertible Notes are subordinate to all indebtedness of the Company owed to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, including, without limitation, the Company’s current senior and junior secured lenders.

In connection with the Convertible Note Financings, each of the Investor and the Noteholder received 25% warrant coverage (determined by dividing the principal amount of the Convertible Note by the applicable Conversion Price) (the “Warrants”).  The Warrants have a cashless exercise provision, a five-year term from the Maturity Date and an exercise price equal to the Conversion Price.

In consideration for the remaining portion of the Existing Note being extended to June 21, 2015, the Noteholder received a warrant exercisable for 2,000,000 shares of Common Stock (the “Existing Note Extension Warrant”). The Existing Note Extension Warrant has a cashless exercise provision, a five-year term from the Maturity Date, an exercise price equal to $0.25, and is not exercisable for one (1) year following its issuance.

In addition, in connection with the Convertible Note Financings, the Company will be required to use its best efforts to file a registration statement on Form S-3 or, if the Company is not eligible for Form S-3, on Form S-1 (the “Registration Statement”) covering the shares of Common Stock underlying the Convertible Notes and the Warrants within 120 calendar days  and shall use its best efforts to cause the Registration Statement to become effective as soon as possible.  Each of the Investor and the Noteholder shall have a right of participation for future financings undertaken by the Company for a period of two (2) years following the effectiveness of the Registration Statement on a pro rata basis in accordance with its ownership interest in the Company, on a fully diluted basis assuming conversion of the Note, the Warrants and the Conversion Note, as applicable

On January 4, 2012, the Company issued a press release describing the events set forth in this item. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In addition to the securities issued by the Company as described in Items 1.01 and 5.02 of this Form 8-K, which disclosures are  incorporated herein by reference, on December 29, 2011, the Company issued an aggregate of 2,750,000 shares of Common Stock to certain employees and advisors of the Company. All of the securities issued by the Company described in this Form 8-K were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter Adderton as Chief Executive Officer. The disclosure set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Appointment of Robert Ellin as Executive Chairman.  In connection with Mr. Adderton’s appointment as Chief Executive Officer of the Company, Robert Ellin was appointed the Executive Chairman of the Company. Prior to this appointment, Mr. Ellin served the Company as Co-Chairman. Information about Mr. Ellin’s business experience and directorships can be found in the Company’s public reports filed with the Securities and Exchange Commission.

Mr. Ellin’s executive chairman agreement provides for a one-year term and annual fees of $450,000, half of which will be deferred unless certain debt and/or equity financings are consummated. Mr. Ellin is eligible to receive an annual cash bonus  based on the satisfaction of performance-related milestones to be agreed upon by Mr. Ellin and the Company’s board of directors. Mr. Ellin also received a grant of 3,400,000 restricted shares of Common Stock that vest in three equal tranches upon the occurrence of the same events set forth in Mr. Adderton’s employment agreement. Mr. Ellin is also entitled to receive additional performance bonuses, in cash or shares of Common Stock at Mr. Ellin’s election, upon the Company’s achievement of a total enterprise value of $150,000,000 and $1,000,000,000, respectively. As a result of the Financing described above, one-third of the shares issued to Mr. Ellin have vested as of the date hereof.

The foregoing is a summary of the material terms of Mr. Ellin’s executive chairman agreement and does not purport to be a complete description of the terms thereof. Accordingly, the foregoing description of Mr. Ellin’s executive chairman agreement is qualified in its entirety by reference to the full text of Mr. Ellin’s executive chairman agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

In addition, on December 28, 2011, the Company issued an aggregate of 4,600,000shares of restricted Common Stock to Mr. Ellin. Pursuant to the terms of the restricted stock agreements governing the issuance of the shares of restricted Common Stock, 3,600,000 of the shares are fully vested as of the date of issuance, and may not be transferred by Mr. Ellin for two (2) years following the date of issuance; the remaining 1,000,000 shares of restricted Common Stock vest on December 28, 2012 or upon the earlier occurrence of a change of control of the Company, and may not be transferred by Mr. Ellin for one  (1) year following the vesting date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Employment Agreement, dated as of December 28, 2011, by and between NeuMedia, Inc. and Peter Adderton

10.2	Asset Purchase Agreement, dated as of December 28, 2011, by and among Digital Turbine, Inc., Digital Turbine Group, LLC, Peter Adderton and Fred Golding

10.3	Executive Chairman Agreement, dated as of December 28, 2011, by and between NeuMedia, Inc. and Robert Ellin

99.1	Press Release, dated January 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuMedia, Inc.
Date: January 4, 2012	By:	/s/ David Mandell
David Mandell
Corporate Secretary